EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-196194, 333-208670 and 333-231710) and on Form S-3 (No. 333-263704) of The Interpublic Group of Companies, Inc. of our report dated February 20, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

New York, NY
February 20, 2024